Exhibit 10.2

GENERAL SECURITY AGREEMENT

This General Security Agreement made as of the 1st day of November, 2002,

Between:	TULLY'S COFFEE CORPORATION 3100 AIRPORT WAY SOUTH SEATTLE, WA 98134
(the "Debtor")
And:
KENT CENTRAL, L.L.C. 1001 FOURTH AVENUE, SUITE 4700 SEATTLE, WA 98154
(the "Lender")
I.	Security
1.1
For value received, the Debtor grants and creates the security constituted by this General Security Agreement and agrees to the terms, covenants, agreements, conditions, provisos and other matters set out in this General Security Agreement.
1.2
As general and continuing security for the Obligations (defined in clause 2.1 hereof), the Debtor hereby grants to the Lender a security interest in all presently owned and hereafter acquired personal property of the Debtor of whatsoever nature and kind and wheresoever situate and all proceeds thereof and therefrom, including Cash Proceeds and Proceeds, renewals thereof, Accessions thereto and substitutions therefor (all of which are herein collectively called the "Collateral"), including, without limiting the generality of the foregoing, all the presently owned or held and hereafter acquired right, title and interest of the Debtor in and to all Accounts, Goods (including all accessories, attachments, additions and Accessions thereto) Chattel Paper, Deposit accounts, Documents (whether negotiable or not), Instruments, Intangibles and General Intangibles, Investment Property, Money, Securities and Software, and all:
	(a)	Inventory of whatsoever nature and kind and wheresoever situate;
(b)
Equipment (other than Inventory) of whatsoever nature and kind and wheresoever situate, including, without limitation, all machinery, too1s, apparatus, plant, furniture, fixtures and vehicles of whatsoever nature and kind;
(c)
book accounts and book debts and generally all Accounts, debts, dues, claims, choses in action and demands of every nature and kind howsoever arising or secured, including letters of guarantee and advices of credit which are now due, owing or accruing or growing due to or owned by or which may hereafter become due, owing or accruing or growing due to or owned by the Debtor (all of which are herein collectively called the "Debts");
(d)
deeds, documents, writings, papers, books of account and other books relating to or being records of Debts, Chattel Paper or Documents or by which such are or may hereafter be secured, evidenced, acknowledged or made payable;
	(e)	contractua1 rights and insurance claims and all goodwill, patents, trademarks, copyrights and other intellectual or industrial property;
	(f)	monies other than trust monies lawfully belonging to others;

(g) personal property described in any schedule now or hereafter annexed hereto;
(h) right, title and interest of the Debtor in and to leasehold property; and
(i) goodwill of the Debtor;
1.3	In this General Security Agreement:
1.3.1
any reference to "Authorized Officer" shall mean, with respect to Debtor, Anthony J. Gioia, Kris Galvin or any other person designated in writing by the President or Chief Financial Officer of Debtor to serve as an Authorized Officer for the purposes of this Agreement.
1.3.2
any reference to "Business Premises" shall mean real property which the Debtor uses in its business, if any, excluding the real property leased by Lender to Debtor with a primary street address of 3100 Airport Way South, Seattle, Washington;
1.3.3
any reference to "Debtor" and the personal pronoun "it" or "its" and any verb relating thereto and used therewith shall be read and construed ass required by and in accordance with the context in which such words are used depending upon whether the Debtor is one or more corporations and, if more than one Debtor executes this General Security Agreement, this General Security Agreement shall apply and be binding upon each of them jointly and severally and all obligations hereunder shall be joint and several;
1.3.4
any reference to "Environmental Laws" shall mean any laws, regulations, orders, by-laws, permits or lawful requirements of any governmental authority with respect to environmental protection or regulating hazardous materials;
1.3.5
any reference to "General Security Agreement" shall, unless the context otherwise requires, be deemed a reference to this General Security Agreement as amended from time to time by written agreement together with the schedules hereto and any schedules added hereto pursuant to the provisions hereof;
1.3.6
any reference to "Hazardous Materials" shall mean any asbestos material, urea formaldehyde, explosives, radioactive materials, pollutants, contaminants, hazardous substances, and corrosive substances, toxic substances, special waste or waste of any kind including, without limitation, compounds known as chlorobiphenyls and any substance the storage, manufacture, disposal, treatment, generation, use, transport, remediation or release of which into the environment is prohibited, controlled or licensed under Environmental Laws:
1.3.7
any reference to the "Loan Documents" shall mean, collectively, that certain Promissory Note of even date herewith in the principal amount of up to $2,890,037.09 (the "Note"); this General Security Agreement and any other instruments or documents evidencing or relating to the foregoing, but expressly excluding the Lease Agreement date August 16, 1999 entered into between Lender and Debtor (the "Lease").

1.3.8
any reference to "Permitted Senior Encumbrances" shall mean any one or more of (i) those certain security interest filings made by UCC Ueshima Coffee Company Ltd. ("UCC Coffee") pursuant to that certain Tully's Coffee Exclusive License Agreement dated April 11, 2001, between UCC Coffee and Debtor and evidenced by those certain UCC-1 Financing Statements filed in the State under File Nos. 2001-101-0027 and 2001-102-0089 and certain filings made with the United States Trademark Office; (ii) that certain UCC-1 Financing Statement filed by Fres-Co System USA, Inc. in the State under filing no. 2000-278-0261; (iii) that certain UCC-1 Financing Statement filed by Tri-Brands, Inc. in the State under filing no. 2001-031-0234 (together with any related filing in the state of Oregon); and (iv) all UCC filings made by any lender to Debtor under the "Asset Based Financing Facility" described in Section 22.2 below.
	1.3.9	any reference to "UCC" shall mean the Uniform Commercial Code of the State as amended from time to time, including any amendments thereto and any Act substituted therefor and amendments thereto;
	1.3.10	any reference to the "State" shall mean the State of Washington; and
1.3.11
the terms "Goods", "Chattel Paper", "Documents", "Equipment", "Accounts" "Consumer Goods", "Instruments", "Intangibles", "General Intangibles", "Investment Property", "Securities", "Proceeds", "Inventory", "Software", "Deposit accounts" and "Accessions" and other words and expressions which have been defined in the UCC shall be interpreted in accordance with their respective meanings given in the UCC (either in the singular or plural thereof), as the context requires unless otherwise defined herein or unless the context otherwise requires.
II.	Obligations Secured
2.1
The security constituted by this General Security Agreement is general and continuing security for payment, performance and satisfaction of each and every obligation, indebtedness and liability of the Debtor to the Lender under the Loan Documents (including interest thereon), present or future, direct or indirect, absolute or contingent, matured or not, extended or renewed, wheresoever and howsoever incurred, and any ultimate unpaid balance thereof, including all future advances and re-advances, and whether the same is from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred again and whether the Debtor be bound alone or with another or others and whether as principal or surety (all of which obligations, indebtedness and liabilities are herein collectively called the "Obligations").
2.2
This General Security Agreement and the security constituted hereby are in addition to and not in substitution for any other security or securities which the Lender may now or from time to time hold or take from the Debtor or from any other person whosoever.
III.	Representations and Warranties of Debtor
3.1	The Debtor represents and warrants that:
3.1.1
this General Security Agreement has been authorized, executed and delivered in accordance with resolutions of the directors of the Debtor and all other matters and things have been done and performed so as to authorize and make the execution and delivery of this General Security Agreement, the creation of the security constituted hereby and the performance of the Debtor's obligations hereunder legal, valid and binding;

3.1.2
the Collateral is genuine and is owned by the Debtor free of all security interests, mortgages, liens, claims, charges and other encumbrances (herein collectively called "Encumbrances"), save for the security constituted by this General Security Agreement and the Permitted Senior Encumbrances and Debtor shall not increase, expand or add to the obligations which are presently secured by the Permitted Senior Encumbrances;
	3.1.3	the Debtor has good and lawful authority to create the security in the Collateral constituted by this General Security Agreement;
3.1.4
with respect to Goods (including Inventory) comprised in the Collateral, the locations specified in the Location Schedule are accurate and complete (save for Goods in transit to such locations and Inventory on lease or consignment) and all fixtures or Goods about to become fixtures which form part of the Collateral will be situate at one of the locations specified in the Location Schedule attached hereto;
3.1.5
except as set forth in the attached Schedule 3.1.5, there are no existing or, to Debtor's knowledge threatened claims, actions, orders or investigations under any Environmental Laws against the Debtor or against the Business Premises.
3.1.6
the obligations (the "Paid-Off Obligations") which are or were secured by security agreements perfected by and/or related to those certain UCC-1 Financing Statements filed in the State under File Nos. 94-213-0426, 99-152-0016, 2001-102-0088, 98-014-0246, 98-279-0155, 2001-172-0049, 2001-1720-0050, 2001-172-0051, and 2001-172-0052 (the "To Be Terminated Financing Statements") have been satisfied in full. All of the To Be Terminated Financing Statements, except the one filed under 2001-1720052 (the "Colburne Financing Statement"), shall be terminated no later than November 7, 2002, the failure to do so being an Event of Default hereunder and under the Note. In addition thereto, Debtor shall have either (a) terminated the Colbourne Financing Statement by November 7, 2002, or (b) provided Lender with evidence of the satisfaction of all obligations related to the Colbourne Financing Statement by November 7, 2002 and thereafter diligently and continuously be pursuing the filing of a termination statement for the Colbourne Financing Statement, the failure to do either being an Event of Default hereunder and under the Note.
IV.	Covenants of the Debtor
4.1	The Debtor covenants and agrees that at all times while this General Security Agreement remains in effect the Debtor will:
	4.1.1	defend the Collateral for the benefit of the Lender against the claims and demands of all other persons;
	4.1.2	not, without the prior written consent of the Lender:
(a)
create or permit to exist any Encumbrance against any of the Collateral which ranks or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement, save for Encumbrances approved in writing by the Lender prior to creation or assumption; or

(b)
grant, sell, exchange, transfer, assign, lease or otherwise dispose (collectively, a "Disposition") of the Collateral unless (i) after such Disposition the aggregate net book value of the remaining Collateral, excluding goodwill, is equal to or greater than the aggregate net book value of the Collateral, excluding goodwill, on the date of this General Security Agreement, or (ii) the net sales proceeds from the Disposition of such Collateral, after payment of ordinary, necessary and reasonable sales' costs and commissions, is paid to Lender to reduce the Obligations (and the permitted outstanding principal balance of the Note shall be correspondingly reduced);

provided always, that until default, the Debtor may: (y) in the ordinary course of the Debtor's business, sell or lease Inventory, and (z) make a disposition of Collateral in connection with the Asset Based Financing Facility referred to, and subject to the limitations contained, in Section 22.2 below;
4.1.3	fully and effectively maintain and keep maintained valid and effective the security constituted by this General Security Agreement;
4.1.4	notify the Lender promptly of:
	(a)	any change in the information contained in the Schedules hereto relating to the Debtor, or any change in the Debtor's name;
	(b)	the details of any significant acquisition of Collateral outside the ordinary course of business;
	(c)	the details of any material claims or litigation affecting Debtor or the Collateral; and
	(d)	any material loss or damage to the Collateral not covered by insurance;
4.1.5
keep the Collateral in good order, condition and repair (in the locations specified in the Location Schedule or such other locations as the Lender may approve in writing) and not use the Collateral in violation of the provisions of this General Security Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, by-law, rule, regulation or ordinance;
4.1.6
carry on and conduct the business of the Debtor in a commercially reasonable manner and so as to protect and preserve the Collateral and to keep, in accordance with generally accepted accounting principles, consistently applied, proper books of account for the Debtor's business as well as accurate and complete records concerning the Collateral and, at the Lender's request, mark any and all such records and the Collateral so as to indicate the security constituted by this General Security Agreement;
4.1.7	forthwith pay when due:
(a)
all obligations to its employees and all obligations to others which relate to its employees when due, including, without limitation, all taxes, duties, levies, government fees, claims and dues related to its employees;
(b)
all taxes, assessments, rates, duties, levies, government fees, claims and dues lawfully levied, assessed or imposed upon it or the Collateral when due, unless the Debtor shall in good faith contest its obligations so to pay and shall furnish such security as the Lender may require; and
	(c)	all Encumbrances which rank or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement, including the Permitted Senior Encumbrances;

4.1.8	insure the Collateral for such periods, in such amounts, on such terms and against loss or damage by fire and such other risks as the Lender shall reasonably direct (but in any event in accordance with prudent business practice) with loss payable to the Lender and the Debtor, as insureds, as their respective interests may appear, and to pay when due all premiums for such insurance, provided that Lender agrees that Debtor may, at its option, finance the payment of any such premiums;
4.1.9	make available to the Lender from time to time during normal business hours promptly upon request:
	(a)	any Documents, Instruments, Securities and Chattel Paper comprised in or relating to the Collateral;
(b)
all books of account and all records, ledgers, reports, correspondence, schedules, documents, statements, lists and other writings relating to the Collateral for the purpose of inspecting, auditing or copying the same;
	(c)	all financial statements prepared by or for the Debtor regarding the Debtor's business to the extent such disclosure is not in violation of any applicable laws or regulations;
	(d)	all policies and certificates of insurance relating to the Collateral; and
	(e)	such information concerning the Collateral, the Debtor and Debtor's business and affairs as the Lender may reasonably require;
4.1.10	forthwith pay when due all reasonable costs, charges, expenses and legal fees and disbursements which may be incurred by the Lender in:
	(a)	inspecting the Collateral upon or after the occurrence of an Event of Default;
	(b)	negotiating, preparing, perfecting and registering this General Security Agreement and other documents, whether or not relating to this General Security Agreement, including the Loan Documents;
	(c)	investigating title to the Collateral;
	(d)	taking, recovering, keeping possession of and insuring the Collateral upon or after the occurrence of an Event of Default; and
(f)
all other actions and proceedings taken in connection with the preservation of the Collateral under the terms of this General Security Agreement and the confirmation, perfection and enforcement of this General Security Agreement and of any other security held by the Lender as security for the Obligations;
4.1.11
at the Lender's request at any time and from time to time execute and deliver such further and other documents and instruments and do all other acts and things as the Lender reasonably requires in order to give effect to this General Security Agreement or to confirm and perfect, and maintain perfection of, the security constituted by this General Security Agreement in favor of the Lender;
4.1.12
permit the Lender and its representatives, at all reasonable times, access to all the Debtor's property, assets and undertakings and to all its books of account and records for the purpose of inspection and render all assistance necessary for such inspection;
4.1.13	not store, manufacture, dispose, treat, generate, use, transport, remediate or release Hazardous Materials on or from the Business Premises except in compliance with all Environmental Laws;

	4.1.14	notify the Lender in writing of any of the following matters of which Debtor has actual notice of and which could have a material adverse affect upon Debtor's business or the Collateral:
(a)
any enforcement, clean-up, removal, litigation or other governmental, regulatory, judicial or administrative action instituted, contemplated or threatened against the Debtor or the Business Premises pursuant to any Environmental Laws;
(b)
all claims, actions, orders or investigations, made or threatened by any third party against the Debtor or the Business Premises relating to damage, contribution, cost recovery, compensation, loss or injuries resulting from any Hazardous Materials or any breach of the Environmental Laws; and
(c)
the discovery of any Hazardous Materials or any occurrence or condition on the Business Premises or any real property adjoining or in the vicinity of the Business Premises which could subject the Debtor or the Business Premises to any fines, penalties, orders or proceedings under any Environmental Laws.
V.	Payments and Proceeds
5.1
Subject to the rights of the holders of any Permitted Senior Encumbrances, after default under this General Security Agreement, the Lender may notify all or any Account Debtors of the security constituted by this General Security Agreement and may also direct such Account Debtors to make all payments on the Collateral to the Lender.
VI.	Lender Actions
6.1	The Debtor hereby authorizes the Lender to:
(a)
file such financing statements and other documents and do such acts, matters and things (including completing and adding schedules hereto identifying the Collateral or any permitted Encumbrances affecting collateral or identifying the locations at which the Debtor's business is carried on and the Collateral and records relating thereto are situate), consistent with the terms and conditions of this General Security Agreement, as the Lender may deem appropriate to perfect and continue the security constituted hereby, to protect and preserve the Collateral and to realize upon the security constituted hereby and the Debtor hereby irrevocably constitutes and appoints the Lender the true and lawful attorney of the Debtor, with full power of substitution to do any of the foregoing in the name of the Debtor whenever and wherever it may be deemed necessary or expedient by the Lender; and
(b)
make enquiries from time to time of any governmental authority with respect to the Debtor's compliance with Environmenta1 Laws and the Debtor agrees that the Debtor will from time to time provide to the Lender with such written authorization as the Lender may reasonably require in order to facilitate the obtaining of such information.
6.3
If the Debtor fails to perform any of its Obligations hereunder, the Lender may, after written notice to Debtor, but shall not be obliged to, perform any or all of such Obligations without prejudice to any other rights and remedies of the Lender hereunder, and any payments made and any reasonable costs, charges, expenses and legal fees and disbursements incurred in connection therewith shall be payable by the Debtor to the Lender forthwith with interest until paid at the highest rate borne by any of the Obligations and such amounts shall form part of the Obligations and constitute a charge upon the Collateral in favor of the Lender prior to all claims subsequent to this General Security Agreement.

VII.	Default
7.1	The Debtor shall be in default under this General Security Agreement, unless otherwise agreed in writing by the Lender, upon the occurrence of any of the following events:
7.1.1
the Debtor makes default in payment when due, after the expiration of any applicable grace periods, of any of the Obligations which are indebtedness or liabilities or the Debtor fails to perform or satisfy any other of the Obligations; or
7.1.2
the Debtor is in breach of any written term, condition, proviso, agreement or covenant to the Lender contained in any of the Loan Documents, or any representation or warranty given by an Authorized Officer of the Debtor to the Lender in connection with the Loan Documents is untrue; or
7.1.3
the Debtor makes an assignment for the benefit of its creditors, is declared bankrupt, makes a proposal or otherwise takes advantage of provisions for relief under the Bankruptcy Act or similar legislation in any jurisdiction, or makes an authorized assignment; or
7.1.4
there is instituted by or against the Debtor, and not dismissed within 90 days thereof, any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Debtor; or
7.1.5
the Debtor ceases or an officer of Debtor with apparent authority to bind Debtor threatens to Lender or any holder of a Permitted Senior Encumbrance to cease to carry on business or makes or agrees to make a bulk sale of assets or commits or an officer of Debtor with apparent authority to bind Debtor threatens to Lender or any holder of a Permitted Senior Encumbrance to commit an act of bankruptcy; or
	7.1.6	a receiver, receiver and manager or receiver-manager of all or any material part of the Collateral or of any other material property, assets or undertakings of the Debtor is appointed; or
7.1.7
any execution, sequestration, extent or other process of any court materially adversely affecting the Collateral becomes enforceable against the Debtor or a distress or ana1ogous process is levied upon the Collateral or any material part thereof; or
	7.1.8	an order is made or an effective resolution is passed for winding-up the Debtor; or
7.1.9
without the prior written consent of the Lender, the Debtor creates or permits to exist any Encumbrance against any of the Collateral (other than any of the Permitted Senior Encumbrances) which ranks or could in any event rank in priority to or pari passu with the security constituted by this General Security Agreement; or
	7.1.10	the holder of any Encumbrance against any of the Collateral (other than the holder of any Permitted Senior Encumbrance) does anything to enforce or realize on such Encumbrance; or
	7.1.12	the Lender in good faith believes that a material adverse change has occurred in the financial condition of Debtor; or
7.1.13
any certificate, statement, representation, warranty or audit report herewith, heretofore or hereafter furnished by an Authorized Officer of the Debtor to the Lender, whether in connection with any of the Loan Documents or otherwise (excluding the Lease):
(a) proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified; or

(b) proves to have knowingly omitted any substantial contingent or unliquidated liability or claim against the Debtor when such disclosure was called for in such certificate, etc.;

or upon the date of execution of this General Security Agreement, there shall have been any material adverse change in any of the facts disclosed by any such certificate, statement, representation, warranty or audit report, which change shall not have been disclosed to the Lender at or prior to the time of such execution.
VIII.	Enforcement
8.1	Upon any default under this General Security Agreement, the Lender may declare any or all of the Obligations to become immediately due and payable.
8.2	Upon default under this General Security Agreement, the security hereby constituted will immediately become enforceable.
8.3
To enforce and realize on the security constituted by this General Security Agreement, the Lender may take any action permitted by law or in equity, as it may deem expedient, and in particular, without limiting the generality of the foregoing, the Lender may do anyone or more of the following:
8.3.1
appoint by instrument a receiver, receiver and manager or receiver-manager (the person so appointed is herein called the "Receiver") of the Collateral, with or without bond as the Lender may determine, and from time to time in its sole discretion remove such Receiver and appoint another in its stead;
8.3.2
enter upon any premises of the Debtor and take possession of the Collateral with power to exclude the Debtor, its agents and its servants therefrom, without becoming liable as a mortgagee in possession;
	8.3.3	preserve, protect and maintain the Collateral and make such replacements thereof and repairs and additions thereto as the Lender may deem advisable;
8.3.4
sell, lease or otherwise dispose of or concur in selling, leasing or otherwise disposing of all or any part of the Collateral, whether by public or private sale or lease or otherwise, in such manner, at such price as can be reasonably obtained therefor and on such terms as to credit and with such conditions of sale and stipulations as to title or conveyance or evidence of title or otherwise as to the Lender may seem reasonable, provided that the Debtor will not be entitled to be credited with the proceeds of any such sale, lease or other disposition until the monies therefor are actually received; and
	8.3.5	exercise all of the rights and remedies of a secured party under the UCC.
8.4
A Receiver appointed pursuant to this General Security Agreement shall be the agent of the Debtor and not of the Lender and, to the extent permitted by law or to such lesser extent permitted by its appointment, shall have all the powers oft the Lender hereunder, and in addition shall have power to carry on the business of the Debtor and for such purpose from time to time to borrow money either secured or unsecured, and if secured by a security on any of the Collateral, any such security may rank in priority to or pari passu with or behind the security constituted by this General Security Agreement, and if it does not so specify such security shall rank in priority to the security constituted by this General Security Agreement.

8.5
Subject to applicable law and the claims, if any, of the holders of any Permitted Senior Encumbrances, all amounts realized from the disposition of the Collateral pursuant to this General Security Agreement will be applied as the Lender, in its sole discretion, may direct as follows:
	Firstly:	in or toward payment of all costs, charges and expenses, including legal fees and disbursements incurred by the Lender in connection with or incidental to:
	(a)	the exercise by the Lender of all or any of the powers granted to it pursuant to this General Security Agreement; and
(b)
the appointment of the Receiver and the exercise by the Receiver of all or any of the powers granted to the Receiver pursuant to this General Security Agreement, including the Receiver's reasonable remuneration and all outgoings properly payable by the Receiver;
	Secondly:	in or toward payment to the Lender of all principal and other monies (except interest) due in respect of the Obligations;
	Thirdly:	in or toward payment to the Lender of all interest remaining unpaid in respect of the Obligations; and
	Fourthly:	any surplus will be paid to the Debtor.
IX.	Deficiency
9.1
If the amounts realized from the disposition of the Collateral are not sufficient to pay the Obligations in full to the Lender, the Debtor will immediately pay to the Lender the amount of such deficiency.
X.	Rights Cumulative
10.1
All rights and remedies of the Lender set out in this General Security Agreement are cumulative and no right or remedy contained herein is intended to be exclusive but each will be in addition to every other right or remedy contained herein or in any existing or future general security agreement or now or hereafter existing at law or in equity or pursuant to any other agreement between the Debtor and the Lender that may be in effect from time to time.
XI.	Appointment of Attorney
11.1
The Debtor hereby irrevocably appoints the Lender or the Receiver, as the case may be, with full power of substitution, to be the attorney of the Debtor for and in tile name of the Debtor to sign, endorse or execute under seal or otherwise any deeds, documents, transfers, checks, instruments, demands, assignments, assurances or consents that the Debtor is obliged to sign, endorse or execute under the terms and conditions of this General Security Agreement and generally to use the name of the Debtor and to do all things as may be necessary or incidental to the exercise of all or any of the powers conferred on the Lender or the Receiver, as the case may be, pursuant to this General Security Agreement.
XII.	Liability of Lender
12.1
The Lender shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or non-fulfillment of contracts during any period when the Lender shall manage the Collateral upon entry of the business of the Debtor, as herein provided, nor shall the Lender be liable to account as mortgagee in possession or for anything except actual receipts or be liable for any loss or realization or for any default or omission for which a mortgagee in possession may be liable.

12.2	The Lender shall not be bound to do, observe or perform or to see to the observance or performance by the Debtor of any obligations or covenants imposed upon the Debtor nor shall the Lender, in the case of Securities Instruments or Chattel Paper, be obliged to reserve rights against other persons, nor shall the Lender be obliged to keep any of the Collateral identifiable.
12.3
The Lender shall not be obliged to inquire into the right of any person purporting to be entitled under the UCC to information and materials from the Lender by making a demand upon the Lender for such information and materials and the Lender shall be entitled to comply with such demand and shall not be liable for having complied with such demand notwithstanding that such person may in fact not be entitled to make such demand.
12.4
The Debtor will indemnify the Lender and hold the Lender harmless from and against any and all claims, costs, losses, demands, actions, causes of action, lawsuits, damages, penalties, judgments and liabilities of whatsoever nature and kind in connection with or arising out of any representation or warranty given by an Authorized Officer of the Debtor, being untrue, the breach of any term, condition, proviso, agreement or covenant to the Lender, or the exercise of any of the rights and or remedies of the Lender, or any transaction contemplated in this General Security Agreement.
12.5	The Debtor hereby waives any applicable provision of law permitted to be waived by it which imposes higher or greater obligations upon the Lender than provided in this General Security Agreement.
12.6
Any amount owing by the Debtor hereunder shall, from the date of disbursement until the date the recipient receives reimbursement, be deemed advanced to the Debtor by the Lender, shall be deemed to be Obligations and shall bear interest at the highest rate per annum from time to time charged by the Lender on any of the other Obligations until paid.
XIII.	Appropriation of Payments and Offset
13.1
Subject to any applicable provisions of the UCC, any and all payments made in respect of the Obligations from time to time and monies realized from any security held therefor (including monies collected in accordance with or rca1ized on any enforcement of this General Security Agreement) may be applied to such part or parts of the Obligations as the Lender may see fit, and the Lender may at all times and from time to time change any appropriation as the Lender may fit or, at the option of the Lender, such payments and monies may be held unappropriated in a collateral account or released to the Debtor, all without prejudice to the liability of the Debtor or to the rights of the Lender hereunder.
13.2
Without limiting any other right of the Lender, whenever any of the Obligations is immediately due and payable or the Lender has the right to declare any of the Obligations to be immediately due and payable (whether or not it has so declared), the Lender may, in its sole discretion, set off against any of the Obligations any and all monies then owed to the Debtor by the Lender in any capacity, whether or not due and to do so even though any charge therefor is made or entered on the Lender's records subsequent thereto, and the Lender shall be deemed to have exercised such right to set off immediately at the time of making its decision.
XIV.	Liability to Advance, Etc.
14.1
None of the preparation, execution, perfection and registration of this General Security Agreement or the advance of any monies shall bind the Lender to make any advance or loan or further advance or loan, or renew any note or extend any time for payment of any indebtedness or liability of the Debtor to the Lender or extend any term for performance or satisfaction of any obligation of the Debtor to the Lender.

14.2	Nothing herein contained shall in any way oblige the Lender to continue, renew, extend time for payment of or accept anything which constitutes or would constitute Obligations or any of them.
XV.	Waiver
15.1
No delay or omission by the Lender in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.
15.2
The Lender may from time to time and at any time waive in whole or in part any right, benefit or default under any clause of this General Security Agreement but any such waiver or any right, benefit or default thereafter, or of any other right, benefit of default, as the case may be.
XVI.	Assignment
16.1
The Lender may, without further notice to the Debtor, at any time mortgage, charge, assign, transfer or grant a security interest in this General Security Agreement and the security constituted hereby.
16.2	The Debtor expressly agrees that the assignee, transferee or secured party of the Lender, as the case may be, shall have all of the Lender's rights and remedies under this General Security Agreement.
XVII.	Satisfaction and Discharge
17.1
Any partial payment or satisfaction of the Obligations, or any ceasing by the Debtor to be indebted to the Lender, shall be deemed not to be redemption or discharge of the security constituted by this General Security Agreement.
17.2
The Debtor shall be entitled to a release and discharge of the security constituted by this General Security Agreement upon full payment, by the Debtor and payment to the Lender of all costs, charges, expenses and legal fees and disbursements incurred by the Lender in connection with the Obligations and such release and discharge.
XVIII.	No Merger
18.1
This General Security Agreement shall not operate so as to create any merger or discharge of any of the Obligations, or any assignment, transfer, guarantee, lien, contract, promissory note, bill of exchange or security in any form held or which may hereafter be held by the Lender from the Debtor or from any other person whomsoever.
18.2
The taking of a judgment with respect to any of the Obligations will not operate as a merger of any of the terms, conditions, covenants, agreements or provisos contained in this General Security Agreement.
18.3
The release and discharge of the security constituted by this General Security Agreement by the Lender shall not operate as a release or discharge of any right of the Lender to be indemnified and held harmless by the Debtor pursuant to clause 12.4 hereof or of any other right of the Lender against the Debtor arising under this General Security Agreement prior to such release and discharge.
XIX.	Interpretation
19.1	In this General Security Agreement:
	19.1.1	the invalidity or unenforceability of the whole or any part of any clause shall not affect the validity or enforceability of any other clause or the remainder of such clause;

	19.1.2	the headings have been inserted for reference only and shall not define, limit, alter or enlarge the meaning of any provision of this General Security Agreement; and
19.1.3
when the context so requires, the singular shall be read as if the plural were expressed and the provisions hereof shall be read with all grammatical changes necessary dependent upon the person referred to being a male, female, firm or corporation.
XX.	Notice
20.1
Whenever either the Lender or the Debtor is required or entitled to notify or direct the other or to make a demand upon or request of the other relating to the Collateral, this General Security Agreement or the UCC, such notice, direction, demand or request shall be sufficiently given if given in writing and delivered to the party for whom it is intended at the address of such party herein or as changed pursuant hereto or if sent by prepaid certified or registered mail, addressed to the party for whom it is intended at the address of such party herein set forth or as changed pursuant hereto.
20.2	Either the Lender or the Debtor may notify the other in accordance herewith of any change in its principal address to be used for the purposes hereof.
XXI.	Variation
21.1
Save for any schedules which may be added hereto pursuant to the provisions hereof, no modification, variation or amendment of any provision of this General Security Agreement shall be made except by written agreement, executed by the parties hereto and no waiver of any provision hereof shall be effective unless in writing.
XXII.	Enurement and Subordination
22.1
This General Security Agreement shall enure to the benefit of the Lender and its successors and assigns and shall be binding upon the respective heirs, executors, personal representatives, successors and permitted assigns of the Debtor.

22.2
Subject to Lender's approval of the terms and conditions of the "Asset Based Financing Facility" (defined below), which approval shall not be unreasonably withheld, Lender shall subordinate all of its right, title and interest in the Collateral to the security interest of a new lender ("New Lender") so long as (a) the obligations secured by the Collateral in favor of the New Lender (the "New Obligations") do not exceed $1,000,000, (b) the New Lender agrees to subordinate any guaranty of the New Obligations to the guaranty of the Obligations by the present guarantors thereof, and (c) the collateral for the New Obligations is given as security only and is not unconditionally sold to the New Lender. The loan relating to the New Obligations is herein called the "Asset Based Financing Facility". Any disapproval of the Asset Based Financing Facility by Lender will be based on Lender's reasonable determination that the terms and conditions of such Asset Based Financing Facility (other than the subordination) adversely affects Lender's security interest in the Collateral. Lender agrees to sign such subordination agreements or intercreditor agreements as such New Lender may reasonably require in connection with such subordination. Subject to clause (a) above, the terms of the Asset Based Financing Facility shall state, as one of its terms, the maximum amount which Debtor is entitled to borrow against eligible Accounts under the Asset Based Financing Facility, which shall be expressed as a percentage of Debtor's eligible Accounts (such percentage is herein called "Debtor's Account Borrowing Percentage"). Notwithstanding the foregoing limitation on the amount of the New Obligations in clause (a) above, in the event that after the original closing of the Asset Based Financing Facility, the eligible Accounts of Debtor increase in total dollar amount, Debtor may increase its borrowings under the Asset Based Financing Facility above the $1,000,000 limitation by up to the Debtor's Account Borrowing Percentage times the increased eligible Accounts so long as one-half (1/2) of such borrowings is paid to Lender to reduce the Obligations (and the permitted outstanding principal balance of the Note shall be correspondingly reduced). To illustrate the foregoing, if at the original closing of the Asset Based Financing Facility Debtor's Account Borrowing Percentage was 70% of then eligible Accounts, then, if the amount of Debtor's eligible Accounts has grown by $1,000,000 since the original closing, Debtor may borrow an additional $700,000 under the Asset Based Financing Facility so long as $350,000 of such borrowing is paid to Lender to be applied against the Note.
XXIII.	Copy of Agreement and Financing Statement
23.1	The Debtor hereby acknowledges receiving a copy of this General Security Agreement.
XXIV.	Governing Law
24.1	This General Security Agreement shall be governed by and construed in accordance with the laws of the State.
24.2
For the purpose of legal proceedings this General Security Agreement shall be deemed to have been made in the State and to be performed there and the courts of the State shall have jurisdiction over all disputes which may arise under this General Security Agreement and the Debtor hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of such courts, provided always that nothing herein contained shall prevent the Lender from proceeding at its election against the Debtor in the courts of any other State, country or jurisdiction.
XXV.	Confidentiality and Nondisclosure.
25.1
The parties agree that the terms and conditions of that certain Confidentiality and Nondisclosure Agreement dated October 8, 2002, are incorporated herein by reference and, except in connection with any enforcement action by Lender under this General Security Agreement, shall apply during the entire term of this General Security Agreement and thereafter regardless of any earlier termination of such agreement under its terms.

XXVI.	Additional Borrowings; Leases.
26.1
Lender agrees that Debtor may (i) borrow additional funds from third parties and grant additional security interest in the Collateral all provided that any such borrowings and collateralizations are junior and subordinate to Lender (with the exception of the New Lender provided for above), and (ii) enter into leases of equipment and real or personal property.
XXV.	Cure of Any Applicable Defaults Under Guaranties.
27.
Lender agrees that, upon the occurrence of any default under the terms of any guaranty given in connection with the Loan Documents, that Lender shall give Debtor written notice of any such default and a thirty (30) day period to cure any such default thereunder, including the right to replace such guaranty or pay down the indebtedness evidenced by the Loan Documents by the amount of any such guaranty and, concurrently with such pay down, the maximum permitted outstanding balance under the Note shall correspondingly be reduced. Upon the death of a guarantor under guaranty given in connection with the Loan Documents, Debtor shall give Lender written notice of such death and Debtor shall replace such guaranty with a substituted guaranty subject to Lender's reasonable approval or pay down the indebtedness evidenced by the Loan Documents by the amount of any such guaranty within thirty (30) days of such notice and, concurrently with such pay down, the maximum permitted outstanding balance under the Note shall correspondingly be reduced.

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In Witness Whereof the Debtor has executed this General Security Agreement as of the day and year first above written.

TULLY'S COFFEE CORPORATION, a Washington corporation
By:	/s/ ANTHONY J. GIOIA
Name:	Anthony J. Gioia
Title:	President, CEO

Location Schedule

Address(es) of Location of the Collateral

(Listing Attached)

SCHEDULE 3.1.5

Claims, Actions, Orders or Investigations under Environmental Laws against Debtor or against Business Premises

None.